Exhibit 99.1

news release

NYSE: TC
TSX: TCM
May 3, 2012	TSX-V: TRX.WT

THOMPSON CREEK ANNOUNCES FIRST QUARTER 2012 FINANCIAL RESULTS

Denver, Colorado - Thompson Creek Metals Company Inc. (the “Company” or “Thompson Creek”), a growing, diversified North American mining company, today announced financial results for the three months ended March 31, 2012, prepared in accordance with United States generally accepted accounting principles (“US GAAP”). All dollar amounts are in United States (“US”) dollars unless otherwise indicated.

Thompson Creek reported net income of $1.1 million, or $0.01 per basic and diluted share for the first quarter of 2012.  The Company’s operating results reflected an operating loss of $16.5 million due to lower production and higher costs in connection with the start-up and commissioning of the new mill at the Endako mine.  This operating loss was more than offset by a foreign exchange gain and an income tax benefit.  The first quarter 2012 financial results included the Company’s 75% share of an aggregate lower-of-cost or market product inventory write-down at the Endako mine of $11.1 million and $2.3 million of the Company’s share of Endako commissioning and start-up costs that were expensed through operating expenses and included in the Company’s share of total estimated capital expenditures of approximately C$500 million.  These final figures update the previously announced preliminary figures of approximately $12 million and $3 million, respectively.  The first quarter 2012 results were impacted by significantly lower production, higher unit costs, higher unit depreciation and lower sales volumes and average realized prices compared to the first quarter of 2011, as well as significant stripping costs at the Thompson Creek mine associated with ongoing mine pit sequencing.

“Through continued optimization we expect to make up for the lower production throughout the remainder of 2012 and to meet our previously announced 2012 production guidance from the Endako mine of approximately 14 to 15 million pounds of molybdenum on a 100% basis, or 10 to 11 million pounds for the Company’s 75% share,” said Kevin Loughrey, Chairman and Chief Executive Officer of Thompson Creek.  “We anticipate meeting our total 2012 production guidance of approximately 26 to 28 million pounds of molybdenum; however, due to inflationary pressures on energy and consumables, we are currently tracking to the higher range of the Company’s current 2012 average cash cost guidance of approximately $7.75 to $9.00 per pound produced.  Despite our efforts to aggressively manage costs, inflationary pressures may cause actual costs to vary from current guidance.  Additionally, the Company’s operating performance for the first half of 2012 is expected to be less than the operating performance for the second half of 2012.  Production is expected to be higher in the second half of 2012 due to the anticipated ramp-up of production from the newly completed mill, together with the improved ore accessibility at the Thompson Creek mine. Waste stripping activities at the Thompson Creek mine are expected to continue throughout 2012 and 2013,” added Mr. Loughrey.

“During the first quarter of 2012, we completed the Endako mill expansion project, which is currently performing exceptionally well and is expected to meet design specifications in the near future,” said Mr. Loughrey.  “We also continued to advance our Mt. Milligan copper-gold project, which remains on schedule for completion in the third quarter of 2013 and commercial production in the fourth quarter of 2013.  As we continue our transition from a pure molybdenum producer into a diversified base metals company, we are very optimistic about the long-term prospects for our Company, our business, and the commodity markets,” added Mr. Loughrey.

Financial Highlights:

Revenue for the first quarter of 2012 was $113.6 million, compared to $206.7 million for the first quarter of 2011.  Sales volume from our mines for the first quarter of 2012 was 4.9 million pounds of molybdenum, compared to 10.1 million pounds in the first quarter of 2011.  The average realized sales price for molybdenum for the first quarter of 2012 was $14.74 per pound, compared to $17.39 per pound in the first quarter of 2011.

Foreign Exchange Gain for the first quarter of 2012 was $6.6 million (of which $3.5 million was an unrealized gain), compared to a foreign exchange loss of $0.3 million in the first quarter of 2011.

Net Income for the first quarter of 2012 was $1.1 million, or $0.01 per basic and diluted share, which included a non-cash unrealized loss on common stock purchase warrants of $0.1 million, or nil per share.  Net income for the first quarter of 2011 was $128.9 million, or $0.78 per basic and $0.73 per diluted share, which included a non-cash unrealized gain on common stock purchase warrants of $66.0 million, or $0.40 per basic and $0.37 per diluted share.

Non-GAAP Adjusted Net Income for the first quarter of 2012 (excluding the non-cash unrealized loss on the warrants) was $1.2 million, or $0.01 per basic and diluted share, compared to non-GAAP adjusted net income for the first quarter of 2011 (excluding the non-cash unrealized gain on the warrants) of $62.9 million, or $0.38 per basic and $0.36 per diluted share.

Molybdenum Production for the first quarter of 2012 was 4.4 million pounds, compared to 10.3 million pounds in the first quarter of 2011.

Non-GAAP Weighted Average Cash Cost per Pound Produced for the first quarter of 2012 was $12.95 per pound, compared to $5.37 per pound for the first quarter of 2011.

Cash Flow from Operations for the first quarter of 2012 was $3.1 million, compared to $76.6 million for the first quarter of 2011.

Capital Costs incurred for the first quarter of 2012 were $208.2 million, comprised of $164.8 million for the development of Mt. Milligan, $37.5 million of capital costs for the Endako mill expansion project (which represents the Company’s 75% share), and $5.9 million of other capital costs for the Endako and Thompson Creek mines, the Langeloth facility and corporate combined.  The capital costs for the first quarter of 2012 included increases in accrued amounts of $20.3 million; therefore, cash used for capital expenditures for the first quarter of 2012 was $187.9 million.

Total Cash and Cash Equivalents at March 31, 2012 were $162.7 million, compared to $294.5 million as of December 31, 2011.  Total debt as of March 31, 2012, including capital lease obligations, was $373.2 million, compared to $374.9 million as of December 31, 2011.

Selected Consolidated Financial and Operational Information

(US$ in millions except per share and per pound amounts)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)
Financial
Revenues
Molybdenum sales	$109.6	$202.4
Tolling, calcining and other	4.0	4.3
	113.6	206.7
Costs and expenses
Operating expenses	102.4	98.0
Depreciation, depletion and amortization	16.8	18.4
Total cost of sales	119.2	116.4
Selling and marketing	1.5	2.4
Accretion expense	0.5	0.5
General and administrative	8.1	7.9
Exploration	0.8	3.6
Total costs and expenses	130.1	130.8
Operating (loss) income	(16.5)	75.9
Other income	(5.5)	(65.0)
(Loss) income before income and mining taxes	(11.0)	140.9
Income and mining taxes (benefit) expense	(12.1)	12.0
Net income	$1.1	$128.9
Net income per share
Basic	$0.01	$0.78
Diluted	$0.01	$0.73
Cash generated by operating activities	$3.1	$76.6
Adjusted non-GAAP Measures:(1)
Adjusted net income(1)	$1.2	$62.9
Adjusted net income per share - basic(1)	$0.01	$0.38
Adjusted net income per share - diluted(1)	$0.01	$0.36
Operational Statistics
Mined molybdenum production (000’s lb)(2)	4,424	10,329
Cash cost ($/lb produced)(3)	$12.95	$5.37
Molybdenum sold (000’s lb):
Thompson Creek and Endako Mine product	4,871	10,060
Purchased and processed product	2,567	1,580
	7,438	11,640
Average realized sales price ($/lb)(1)	$14.74	$17.39

(1)         See “Non-GAAP Financial Measures” for the definition and reconciliation of these non-GAAP measures.

(2)         Mined production pounds reflected are molybdenum oxide and high performance molybdenum disulfide (“HPM”) from our share of production from the mines; excludes molybdenum processed from purchased product.

(3)         Weighted-average of Thompson Creek mine and Endako mine (75% share) cash costs (mining, milling, mine site administration, roasting and packaging) for molybdenum oxide and HPM produced in the period, including all stripping costs. Cash cost excludes: the effect of purchase price adjustments, the effects of changes in inventory, corporate allocations, stock-based compensation, other non-cash employee benefits, depreciation, depletion, amortization and accretion, and commissioning and start-up costs for the Endako mill. The cash cost for the Thompson Creek mine, which only produces molybdenum sulfide and HPM on site, includes an estimated molybdenum loss (sulfide to oxide), an allocation of roasting and packaging costs from the Langeloth facility, and transportation costs from the Thompson Creek mine to the Langeloth facility. See “Non-GAAP Financial Measures” for additional information.

Summary of Quarterly Results

(US$ in millions except per share and per pound amounts — unaudited)

	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
	2012	2011	2011	2011	2011	2010	2010	2010
Financial
Revenues	$113.6	$116.7	$154.8	$190.9	$206.7	$156.8	$161.8	$148.4
Operating (loss) income	$(16.5)	$(18.1)	$22.4	$69.1	$75.9	$47.4	$45.6	$50.3
Net income (loss)	$1.1	$0.8	$45.6	$116.8	$128.9	$(45.0)	$31.1	$126.5
Income (loss) per share:
- basic	$0.01	$—	$0.27	$0.70	$0.78	$(0.28)	$0.22	$0.90
- diluted	$0.01	$—	$0.27	$0.68	$0.73	$(0.28)	$0.22	$0.87

Cash generated by operating activities	$3.1	$21.1	$51.4	$53.6	$76.6	$31.6	$59.0	$41.2

Adjusted non-GAAP Measures: (1)
Adjusted net income (1)	$1.2	$—	$3.6	$56.4	$62.9	$34.4	$51.6	$51.7
Adjusted net income per share: (1)
- basic (1)	$0.01	$—	$0.02	$0.34	$0.38	$0.22	$0.37	$0.37
- diluted (1)	$0.01	$—	$0.02	$0.33	$0.36	$0.20	$0.36	$0.36

Operational Statistics
Mined molybdenum production (000’s lb)	4,424	4,310	3,696	10,010	10,329	9,316	7,958	7,034
Cash cost ($/lb produced) (1)	$12.95	$12.69	$15.62	$5.74	$5.37	$5.81	$6.24	$7.06
Molybdenum sold (000’s lb):
Thompson Creek and Endako Mine product	4,871	5,368	7,426	8,952	10,060	7,574	7,750	7,013
Purchased and processed product	2,567	2,650	2,191	1,824	1,580	1,896	2,513	1,626
	7,438	8,018	9,617	10,776	11,640	9,470	10,263	8,639

Average realized sales price ($/lb) (1)	$14.74	$14.08	$15.64	$17.28	$17.39	$16.05	$15.30	$16.84

(1) See “Non-GAAP Financial Measures” for the definition and calculation of these non-GAAP measures.

Capital Projects Update

Endako Mill Expansion

In March 2012, we completed the mill expansion project at our Endako mine, with our share of the aggregate capital expenditures totaling approximately C$500 million (including $2.3 million of our share of start-up and commissioning costs that were expensed through operating expenses).  The Endako mill expansion project included the construction of a new mill, replacing the existing mill constructed in the 1960’s.  The new mill is designed to increase ore-processing capacity from the existing 31,000 tons per day to 55,000 tons per day.  Commissioning of the new SAG/Ball mill and rougher flotation circuit was completed in early January, followed by a successful ramp-up to commercial production beginning February 1, 2012.  The remaining construction work on the regrind circuit and the pebble crusher was completed in late March.  The mill is regularly meeting its design capacity throughput of approximately 55,000 tons per day.    Concentrate grades and recovery continue to improve and are expected to meet design specifications in the near future.   The existing 45-year old mill at the site has been shut down and will be left on care and maintenance.

During the three months ended March 31, 2012, our share of cash capital expenditures for the mill expansion project, excluding capitalized interest and debt issuance costs of US$1.1 million, was C$39.8 (US$39.8) million. Remaining cash payments for the completed mill expansion project are expected to be $43.2 million (assuming an average exchange rate of US$1.00 = C$1.00).

Mt. Milligan Copper-Gold Mine

The development of the Mt. Milligan mine and the construction of the processing plant are proceeding in accordance with the planned schedule.  All but one major contract has been awarded, major concrete pours are 60% complete, steel erection for the concentrator has commenced, and the tailings construction remains on schedule.  The engineering by the EPCM joint venture is 95% complete, procurement is 95% complete and construction is 44% complete.  The current status of the Mt. Milligan project is consistent with the Company’s original construction and development timeline and is on schedule for completion in the third quarter of 2013 and commercial production in the fourth quarter of 2013.

During the first quarter of 2012, we made cash capital expenditures of C$141.0 (US$140.8) million, and including accruals, incurred C$165.0 million of capital expenditures for the Mt. Milligan project, excluding capitalized interest and debt issuance costs of US$5.9 million. Capital expenditures were primarily related to the ongoing construction of the tailing storage facility, plant site earthworks, cement works, steel erection, construction camp costs, mining equipment and engineering design costs.  Since inception of the project through March 31, 2012, we have spent approximately C$592.5 million on a cash basis, including approximately C$40.9 million spent prior to our acquisition of Terrane Metals Corp.

We are currently estimating aggregate cash expenditures of approximately C$1.4 to C$1.5 billion to construct and develop the Mt. Milligan copper-gold mine, of which approximately C$799 to C$929 million remain to be spent. We continue to monitor our current costs, future cost estimates and scheduling for the project.

Reaffirmation of 2012 and 2013 Guidance

	Three Months Ended	Years Ended December 31,
	March 31, 2012	2012	2013
	(Actual)	(Estimated, including Q1 2012)	(Estimated)
Molybdenum Production (000’s lb): (1)
Thompson Creek Mine	3,422	16,000 - 17,000	19,000 - 22,000
Endako Mine (75% Share)	1,002	10,000 - 11,000	11,000 - 12,000
Total molybdenum production (000’s lb)	4,424	26,000 - 28,000	30,000 - 34,000
Total sales of molybdenum produced (000’s lb)	4,871	26,000 – 28,000	30,000 – 34,000
Cash cost ($/lb produced): (2)
Thompson Creek Mine	$10.34	$7.50 - 8.50	$6.00 - 7.00
Endako Mine	21.87	8.25 - 9.25	8.00 - 9.00
Total cash cost ($/lb produced)	$12.95	$7.75 - 9.00	$6.75 - 7.75
Capital Expenditures (in millions):
Mt. Milligan (3),(4)	$140.8	$750 - 825	$190 - 245
Endako mill expansion (3),(4)	39.8	83	—
Thompson Creek and Endako mines, Langeloth & other	7.3	35 - 40	15 - 20
Total capital expenditures	$187.9	$868 - 948	$205 - 265

(1)                                  Mined production pounds reflected are molybdenum oxide and high performance molybdenum disulfide (“HPM”) from our share of production from the mines; excludes molybdenum processed from purchased product.

(2)                                 Weighted-average of Thompson Creek mine and Endako mine (75% share) cash costs (mining, milling, mine site administration, roasting, and packaging) for molybdenum oxide and HPM produced in the period, including all stripping costs. Cash cost excludes: the effect of purchase price adjustments, the effects of changes in inventory, corporate allocations, stock-based compensation, other non-cash employee benefits, depreciation, depletion, amortization and accretion, commissioning and start-up costs for the Endako mill. The cash cost for the Thompson Creek mine, which only produces molybdenum sulfide and HPM on site, includes an estimated molybdenum loss (sulfide to oxide), an allocation of roasting and packaging costs from the Langeloth facility, and transportation costs from the Thompson Creek mine to the Langeloth facility. See “Non-GAAP Financial Measures” for additional information.

(3)                                  Excludes capitalized interest and debt issuance costs and excludes changes in accruals of $20.3 million for the quarter ended March 31, 2012.  The 2012 estimate includes our share of start-up and commissioning costs.

(4)                                  Canadian to US foreign exchange rate for 2012 and 2013 assumed at parity (C$1.00 = US$1.00).

Non-GAAP Financial Measures

In addition to the consolidated financial statements presented in accordance with US GAAP, the Company uses the following non-GAAP financial measures of its financial performance in this press release:  adjusted net income, adjusted net income per share (basic and diluted), cash cost per pound produced, weighted average cash cost per pound produced and average realized sales price per pound sold.  These are considered key measures by management in evaluating the Company’s performance.  These measures do not have standard meanings prescribed by US GAAP and may not be comparable to similar measures presented by other companies.  The Company believes these measures provide useful supplemental information to investors in order for them to evaluate the Company’s financial performance using the same measures as management.  The Company believes that the use of these measures affords investors greater transparency in assessing the Company’s financial performance.

Non-GAAP financial measures should not be considered in isolation from, as a substitute for, or superior to, measures of financial performance prepared in accordance with US GAAP.  The presentation of these measures may be different from non-GAAP financial measures used by other companies.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of operations as determined in accordance with US GAAP.

Adjusted Net Income, Adjusted Net Income Per Share — Basic and Diluted

Adjusted net income represents the net income prepared in accordance with US GAAP, adjusted for significant non-cash items.  For the first quarter of 2012, there were no significant non-cash items.  For the three months ended March 31, 2011, the significant non-cash item was the non-cash gain on the fair value adjustment related to the Company’s outstanding common stock purchase warrants.

On October 24, 2011, certain of the Thompson Creek warrants expired unexercised as the stock price was below the C$9.00 exercise price for such warrants. As a result, after October 24, 2011, the Company will not recognize any non-cash unrealized gains and losses on these warrants.  The 2012 Terrane Warrants remain outstanding and, accordingly, the Company will continue to record unrealized gains and losses on those warrants until they are exercised or expire on June 21, 2012.  Other than the consideration pursuant to the arrangement related to the 2012 Terrane Warrants, a cash payment will not be required at the settlement of the warrants; therefore, the Company does not consider gains or losses on the warrants in the evaluation of our financial performance.

Adjusted net income per share (basic and diluted) is calculated using adjusted earnings, as defined above, divided by the weighted average basic and weighted average diluted shares outstanding during the period, as determined in accordance with US GAAP.

The following tables reconcile net income presented in accordance with US GAAP to the non-GAAP financial measures of adjusted net income and adjusted net income per share (basic and diluted), for the three months March 31, 2012 and 2011:

For the Three Months Ended March 31, 2012

(US$ in millions except shares and per share amounts — unaudited)

		Weighted Average Basic Shares		Weighted Average Diluted Shares
	Net Income	Shares (000’s)	$/share	Shares (000’s)	$/share

Net Income	$1.1	168,054	$0.01	168,483	$0.01
Add (Deduct):
Unrealized (gain) loss on common stock purchase warrants	0.1	168,054	—	168,483	—
Non-GAAP adjusted net income	$1.2	168,054	$0.01	168,483	$0.01

For the Three Months Ended March 31, 2011

(US$ in millions except shares and per share amounts — unaudited)

		Weighted Average Basic Shares		Weighted Average Diluted Shares
	Net Income	Shares (000’s)	$/share	Shares (000’s)	$/share

Net Income	$128.9	165,565	$0.78	176,452	$0.73
Add (Deduct):
Unrealized (gain) loss on common stock purchase warrants	(66.0)	165,565	(0.40)	176,452	(0.37)
Non-GAAP adjusted net income	$62.9	165,565	$0.38	176,452	$0.36

Cash Cost per Pound Produced, Weighted Average Cash Cost per Pound Produced, and Average Realized Sales Price per Pound Sold

Cash cost per pound produced represents the mining (including all stripping costs), milling, mine site administration, roasting and packaging costs for molybdenum oxide and HPM produced by each mine in the period.  Stripping costs represent the costs associated with the activity of removing overburden in the production phase of a mining operation.  Stripping costs that provide access to mineral reserves that will be produced in future periods are expensed under US GAAP as incurred.  Cash cost per pound produced excludes the effect of purchase price adjustments, the effects of changes in inventory, corporate allocations, stock-based compensation, other non-cash employee benefits, depreciation, depletion, amortization and accretion, and commissioning and start-up costs for the Endako Mill.  Cash cost for the Thompson Creek mine, which only produces molybdenum sulfide and HPM on site, includes an estimated molybdenum loss (sulfide to oxide), an allocation of roasting and packaging costs from the Langeloth Facility, and transportation costs from the Thompson Creek mine to the Langeloth facility. The weighted average cash cost per pound produced represents the cumulative total of the cash costs for the Thompson Creek mine and the Endako mine divided by the cumulative total production from the Thompson Creek mine and the Endako mine.

The average realized sales price per pound sold represents molybdenum sales revenue divided by the pounds sold.

The following tables provide reconciliations of cash costs and cash costs per pound produced, by mine, and operating expenses included in our consolidated statements of operations and comprehensive income in the determination of net income:

(US$ in millions except per pound amounts — unaudited)

	Three months ended March 31, 2012			Three months ended March 31, 2011
	Operating Expenses (in millions)	Pounds Produced (1) (000’s lbs)	$/lb	Operating Expenses (in millions)	Pounds Produced (1) (000’s lbs)	$/lb
Thompson Creek Mine
Cash costs — Non-GAAP (2)	$35.4	3,422	$10.34	$35.9	8,684	$4.13
Add/(Deduct):
Stock-based compensation	0.1			0.3
Inventory and other adjustments	—			7.8
GAAP operating expenses	$35.5			$44.0
Endako Mine
Cash costs — Non-GAAP (2)	$21.9	1,002	$21.87	$19.3	1,645	$11.73
Add/(Deduct):
Stock-based compensation	0.2			0.2
Commissioning and start-up costs	2.3			—
Inventory and other adjustments	7.1			6.4
GAAP operating expenses	$31.5			$25.9

Other operations GAAP operating expenses (3)	$35.4			$28.1
GAAP consolidated operating expenses	$102.4			$98.0
Weighted-average cash cost — Non-GAAP	$57.3	4,424	$12.95	$55.2	10,329	$5.37

(1)  Mined production pounds are molybdenum oxide and HPM from our share of the production from the mines; excludes molybdenum processed from purchased product.

(2)  Cash costs represent the mining (including all stripping costs), milling, mine site administration, roasting and packaging costs for molybdenum oxide and HPM produced in the period.  Cash cost excludes: the effect of purchase price adjustments, the effects of changes in inventory, corporate allocation stock-based compensation, other non-cash employee benefits, depreciation, depletion, amortization and accretion, and commissioning and start-up costs for the Endako mill.  The cash cost for the Thompson Creek mine, which only produces molybdenum sulfide and HPM on site, includes an estimated molybdenum loss (sulfide to oxide), an allocation of roasting and packaging costs from the Langeloth facility, and transportation costs from the Thompson Creek mine to the Langeloth facility.

(3)  Other operations represent activities related to the roasting and processing of third-party concentrate and other metals at the Langeloth facility and exclude product volumes and costs related to the roasting and processing of Thompson Creek mine and Endako mine concentrate. The Langeloth facility costs associated with roasting and processing of Thompson Creek mine and Endako mine concentrate are included in their respective operating results above.

Additional information on the Company’s financial results is available in Thompson Creek’s Quarterly Report on Form 10-Q for the period ended March 31, 2012, which was filed today on EDGAR (www.sec.gov) and SEDAR (www.sedar.com) and posted on the Company’s website (www.thompsoncreekmetals.com).

Conference Call and Webcast

Thompson Creek will hold a conference call for analysts and investors to discuss its first quarter 2012 financial results on Monday, May 7, 2012 at 8:00 am Eastern Time.

To participate in the call, please dial 1 (647) 427-7450 or 1 (888) 231-8191 about five minutes prior to the start of the call.  A live audio webcast of the investor conference call will be available at www.newswire.ca/en/webcast and www.thompsoncreekmetals.com.

An archived recording of the conference call will be available at 1 (416) 849-0833 or 1 (855) 859-2056 (access code 73852927#) from 9:30 a.m. Eastern Time on May 7 to 11:59 p.m. Eastern Time on May 14.  An archived recording of the webcast will also be available at Thompson Creek’s website.

About Thompson Creek Metals Company Inc.

Thompson Creek Metals Company Inc. is a growing, diversified North American mining company.   The Company produces molybdenum at its 100%-owned Thompson Creek Mine in Idaho and Langeloth Metallurgical Facility in Pennsylvania and its 75%-owned Endako Mine in northern British Columbia.  The Company is also in the process of constructing the Mt. Milligan copper-gold mine in northern British Columbia, which is expected to commence production in 2013.  The Company’s development projects include the Berg copper-molybdenum-silver property and the Davidson molybdenum property, both located in central British Columbia.  Thompson Creek has approximately 1,100 employees.  Its principal executive office is in Denver, Colorado and its Canadian administrative office is in Vancouver, British Columbia.  More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements

This news release contains ‘‘forward-looking statements’’ within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation.  Forward-looking statements include statements with respect to: future financial or operating performance of Thompson Creek or its subsidiaries and its projects; future inventory, production, sales, cash costs, capital expenditures and exploration expenditures; future earnings and operating results; expected concentrate and recovery grades; statements as to the projected development of Mt. Milligan and other projects, including expected production commencement dates; Mt. Milligan development costs; 2012 operating goals; and 2012 molybdenum prices.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such factors include, among others, risks related to general business, economic, competitive, political and social uncertainties including global economic conditions; volatility in molybdenum prices; labor cost and materials cost fluctuations; foreign currency fluctuations; energy price fluctuations; project delays; title disputes or claims; limitations of insurance coverage; changes in governmental regulation of mining operations; risks related to the volatility of Thompson Creek’s share price; changes in environmental regulation; actual results of current exploration activities; actual results of reclamation activities; conclusions of economic evaluations; changes in project parameters as plans continue to be refined; possible variations of ore grade or recovery rates; mining and processing conditions; construction delays and related disruptions in production; costs of capital expenditures; industrial accidents; weather and geological related conditions; permitting and regulatory matters (including penalties, fines, sanctions and shutdowns); and failure of plant, equipment or processes to operate as anticipated.  Additional factors that could cause Thompson Creek’s results to differ from those described in the forward-looking statements can be found in the section entitled ‘‘Risk Factors’’ in Thompson Creek’s Annual Report on Form 10-K and in Part II, Item 1A of Form 10-Q, and subsequent documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.  Forward-looking statements contained herein are made as of the date of this news release and Thompson Creek disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or results or otherwise, except as required by law.  There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements.  Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements.

For more information, please contact:

Pamela Solly	Christine Stewart
Director Investor Relations	Renmark Financial Communications Inc.
Thompson Creek Metals Company Inc.	Tel: (416) 644-2020
Tel: (303) 762-3526	cstewart@renmarkfinancial.com
psolly@tcrk.com

THOMPSON CREEK METALS COMPANY INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2012	December 31, 2011
	(in millions, except share data)
ASSETS
Current assets
Cash and cash equivalents	$162.7	$294.5
Accounts receivable	56.9	71.8
Accounts receivable—related parties	8.7	6.8
Product inventory	84.4	77.9
Material and supplies inventory	34.8	35.9
Prepaid expense and other current assets	7.9	5.6
Income and mining taxes receivable	8.5	9.1
	363.9	501.6
Property, plant, equipment and development, net	2,590.4	2,359.4
Restricted cash	36.6	39.0
Reclamation deposits	19.5	24.6
Goodwill	47.0	47.0
Other assets	25.7	22.6
	$3,083.1	$2,994.2
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$215.3	$186.2
Income, mining, and other taxes payable	3.2	2.2
Current portion of long-term debt	5.7	5.7
Current portion of long-term capital lease obligation	1.0	1.0
Deferred income tax liabilities	11.5	14.0
Other current liabilities	8.7	9.0
	245.4	218.1
Gold Stream deferred revenue	409.6	364.6
Long-term debt	359.3	361.0
Capital lease obligations	7.2	7.2
Other liabilities	17.4	15.9
Asset retirement obligations	33.6	32.8
Common stock purchase warrant derivatives	3.0	3.0
Deferred income tax liabilities	247.7	262.1
	1,323.2	1,264.7

Shareholders’ equity
Common stock, no-par, 168,077,396 and 167,963,639 shares issued and outstanding, as of March 31, 2012 and December 31, 2011, respectively	1,015.2	1,014.3
Additional paid-in capital	53.6	52.6
Retained earnings	639.7	638.6
Accumulated other comprehensive income	51.4	24.0
	1,759.9	1,729.5
	$3,083.1	$2,994.2

THOMPSON CREEK METALS COMPANY INC.

CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended
	March 31,
	2012	2011
	(in millions, except per share
	amounts)
REVENUES
Molybdenum sales	$109.6	$202.4
Tolling, calcining and other	4.0	4.3
Total revenues	113.6	206.7
COSTS AND EXPENSES
Cost of sales
Operating expenses	102.4	98.0
Depreciation, depletion and amortization	16.8	18.4
Total cost of sales	119.2	116.4
Selling and marketing	1.5	2.4
Accretion expense	0.5	0.5
General and administrative	8.1	7.9
Exploration	0.8	3.6
Total costs and expenses	130.1	130.8
OPERATING (LOSS) INCOME	(16.5)	75.9
OTHER (INCOME) AND EXPENSE
Change in fair value of common stock purchase warrants	0.1	(66.0)
(Gain) loss on foreign exchange	(6.6)	0.3
Interest and finance fees	1.5	1.3
Interest income	(0.2)	(0.4)
Other	(0.3)	(0.2)
Total other (income) and expense	(5.5)	(65.0)
(Loss) income before income and mining taxes	(11.0)	140.9
Income and mining tax (benefit) expense	(12.1)	12.0
NET INCOME	$1.1	$128.9
COMPREHENSIVE INCOME
Foreign currency translation	27.4	30.5
Total comprehensive income	$28.5	$159.4

NET INCOME PER SHARE
Basic	$0.01	$0.78
Diluted	$0.01	$0.73
Weighted average number of common shares
Basic	168.1	165.6
Diluted	168.5	176.5

THOMPSON CREEK METALS COMPANY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2012	2011
	(in millions)
OPERATING ACTIVITIES
Net income	$1.1	$128.9
Items not affecting cash:
Change in fair value of common stock purchase warrants	0.1	(66.0)
Depreciation, depletion and amortization	16.8	18.4
Accretion expense	0.5	0.5
Amortization of finance fees	0.7	0.5
Stock-based compensation	1.5	1.8
Product inventory write-downs	11.1	—
Deferred income tax (benefit)	(11.3)	(5.3)
Unrealized loss (gain) on foreign currency derivative instruments	1.6	(0.6)
Unrealized foreign exchange (gain) loss	(5.1)	0.9
Change in working capital accounts	(13.9)	(2.5)
Cash generated by operating activities	3.1	76.6
INVESTING ACTIVITIES
Capital expenditures	(187.9)	(92.9)
Restricted cash	2.7	(1.9)
Reclamation deposit	5.2	—
Cash (used) in investing activities	(180.0)	(94.8)
FINANCING ACTIVITIES
Proceeds from issuance of common shares, net	0.5	5.4
Debt issuance costs	—	(1.5)
Gold Stream proceeds	45.0	—
Repayment of long-term debt	(1.5)	(1.5)
Cash generated by financing activities	44.0	2.4
EFFECT OF EXCHANGE RATE CHANGES ON CASH	1.1	2.8
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(131.8)	(13.0)
Cash and cash equivalents, beginning of period	294.5	316.0
Cash and cash equivalents, end of period	$162.7	$303.0